Exhibit 99.3

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report	2

Consolidated Balance Sheets, December 31, 2015 and 2014	3

Consolidated Statements of Earnings for the Years Ended December 31, 2015 and 2014	4

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2015 and 2014	5

Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2015 and 2014	6-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2015 and 2014	8-9

Notes to Consolidated Financial Statements, December 31, 2015 and 2014and for the Years Then Ended	10-46

Independent Auditors' Report

The Board of Directors and Stockholders

Gateway Financial Holdings of Florida, Inc.

Daytona Beach, Florida:

We have audited the accompanying consolidated financial statements of Gateway Financial Holdings of Florida, Inc. and Subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

HACKER, JOHNSON & SMITH PA

Orlando, Florida

April 28, 2016

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands, except share amounts)

	At December 31,
	2015	2014
Assets
Cash and due from banks	$7,884	4,305
Interest-bearing deposits	10,806	3,604
Total cash and cash equivalents	18,690	7,909
Interest-bearing time deposits	29,995	33,472
Securities available for sale	182,811	177,840
Securities held to maturity	19,498	19,441
Loans, net of allowance for loan losses of $5,774 and $6,348	470,259	380,316
Premises and equipment, net	24,188	24,864
Foreclosed real estate	881	1,331
Federal Home Loan Bank stock	1,970	2,147
Accrued interest receivable	2,604	2,692
Deferred income taxes	7,149	6,467
Bank-owned life insurance	15,031	14,594
Other assets	1,689	1,976
Total assets	$774,765	673,049
Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	141,823	109,119
Savings, NOW and money-market deposits	342,772	234,217
Time deposits	177,209	214,174
Total deposits	661,804	557,510
Federal funds purchased	-	512
Federal Home Loan Bank advances	30,500	34,500
Official checks	1,065	1,311
Accrued interest payable and other liabilities	3,227	2,806
Total liabilities	696,596	596,639
Commitments and contingencies (Notes 5, 9 and 18)
Stockholders' equity:
Preferred stock, $5 par value; 3,855,000 shares authorized, none issued and outstanding	-	-
Nonvoting Class A preferred stock, $5 par value; no liquidation value, 1,125,000 shares authorized, 919,236 shares issued and outstanding	4,596	4,596
Nonvoting Class B perpetual preferred stock, $5 par value; $1,000 liquidation value, 20,000 shares authorized, 2,596 and 4,096 shares issued and outstanding	12	20
Common stock, $5 par value; 50,000,000 shares authorized,5,443,839 shares issued and outstanding	27,219	27,219
Additional paid-in capital	40,439	41,817
Retained earnings	7,104	3,192
Accumulated other comprehensive loss	(1,201)	(434)
Total stockholders' equity	78,169	76,410
Total liabilities and stockholders' equity	$774,765	673,049

See Accompanying Notes to Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands)

	Year Ended December 31,
	2015	2014
Interest income:
Loans	$19,909	17,100
Investment securities	4,859	7,081
Other	794	784
Total interest income	25,562	24,965
Interest expense:
Deposits	3,031	4,435
Other borrowings	336	468
Total interest expense	3,367	4,903
Net interest income	22,195	20,062
Credit for loan losses	(24)	(150)
Net interest income after credit for loan losses	22,219	20,212
Noninterest income:
Service charges on deposit accounts	912	812
Mortgage banking fees	47	62
Gain on sale of securities available for sale	2,204	1,716
Gain on sale of loans	507	75
Loss on sale of premises and equipment	(369)	-
Unrealized and realized change in fair value of time deposits	(2,061)	(1,673)
Other	708	940
Total noninterest income	1,948	1,932
Noninterest expenses:
Salaries and employee benefits	10,335	10,079
Occupancy and equipment	2,383	2,296
Data processing	1,404	1,288
Advertising	278	259
Professional fees	341	361
Stationary and supplies	192	191
Deposit insurance	434	416
Foreclosed real estate	164	25
Other	2,901	2,957
Total noninterest expenses	18,432	17,872
Earnings before income tax benefit	5,735	4,272
Income taxes (benefit)	1,120	(110)
Net earnings	4,615	4,382
Class B preferred stock dividends paid	(195)	(205)
Net earnings applicable to common stockholders	$4,420	4,177
Earnings per share:
Basic	$0.69	0.66
Diluted	$0.68	0.65

See Accompanying Notes to Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(In thousands)

	Year Ended December 31,
	2015	2014
Net earnings	$4,615	4,382
Other comprehensive (loss) income:
Change in unrealized gain (loss) on investments:
Unrealized gain arising during the year	1,060	13,843
Reclassification adjustment for realized gains	(2,204)	(1,716)
Net unrealized change on investments	(1,144)	12,127
Amortization of unrealized loss on securities transferred to held to maturity	44	43
Net change in fair value of derivative instrument	(132)	(403)
Total other comprehensive (loss) income before taxes	(1,232)	11,767
Deferred income (benefit) tax on above change	(465)	4,428
Total other comprehensive (loss) income	(767)	7,339
Comprehensive income	$3,848	11,721

See Accompanying Notes to Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

Years Ended December 31, 2015 and 2014

($ in thousands)

									Accumulated
									Other
			Class B					(Accumulated	Compre-
	Class A		Perpetual				Additional	Deficit)	hensive	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Retained	Income	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss)	Total
Balance at December 31, 2013	916,586	$4,583	4,096	$20	5,411,829	$27,059	41,650	(985)	(7,773)	64,554
Net earnings	-	-	-	-	-	-	-	4,382	-	4,382
Net change in unrealized loss on securities available for sale	-	-	-	-	-	-	-	-	7,564	7,564
Net amortization of unrealized losses on securities transferred to held to maturity	-	-	-	-	-	-	-	-	27	27
Net change in unrealized loss on derivative instrument	-	-	-	-	-	-	-	-	(252)	(252)
Sale of preferred stock, net	2,650	13	-	-	-	-	5	-	-	18
Sale of common stock, net	-	-	-	-	32,010	160	64	-	-	224
Stock-based compensation	-	-	-	-	-	-	98	-	-	98
Dividends paid on Class B perpetual preferred stock	-	-	-	-	-	-	-	(205)	-	(205)
Balance at December 31, 2014	919,236	$4,596	4,096	$20	5,443,839	$27,219	41,817	3,192	(434)	76,410

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity, Continued

Years Ended December 31, 2015 and 2014

($ in thousands)

									Accumulated
									Other
			Class B						Compre-
	Class A		Perpetual				Additional		hensive	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Retained	Income	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss)	Total
Balance at December 31, 2014	919,236	$4,596	4,096	$20	5,443,839	$27,219	41,817	3,192	(434)	76,410
Net earnings	-	-	-	-	-	-	-	4,615	-	4,615
Net change in unrealized loss on securities available for sale	-	-	-	-	-	-	-	-	(713)	(713)
Net amortization of unrealized losses on securities transferred to held to maturity	-	-	-	-	-	-	-	-	28	28
Net change in unrealized loss on derivative instrument	-	-	-	-	-	-	-	-	(82)	(82)
Repurchase of preferred stock, net	-	-	(1,500)	(8)	-	-	(1,492)	-	-	(1,500)
Stock-based compensation	-	-	-	-	-	-	114	-	-	114
Dividends paid on common and preferred stock	-	-	-	-	-	-	-	(703)	-	(703)
Balance at December 31, 2015	919,236	$4,596	2,596	$12	5,443,839	$27,219	40,439	7,104	(1,201)	78,169

See Accompanying Notes to Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net earnings	$4,615	4,382
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	705	525
Loss on sale of premises and equipment	369	-
Credit for loan losses	(24)	(150)
Net amortization of premiums and discounts on securities	1,582	557
Net amortization of deferred loan fees and costs	125	54
Deferred income tax benefit	(217)	(138)
Stock-based compensation	114	98
Unrealized and realized change in fair value on time deposits	2,061	1,673
Unrealized change in fair value of loans	10	3
Gain on sale of loans held for sale	(507)	(75)
Originations of loans held for sale	(4,170)	(3,309)
Proceeds from loans held for sale	4,677	3,817
Gain on sale of foreclosed real estate	(27)	(26)
Write-down on foreclosed real estate	161	77
Gain on sale of securities	(2,204)	(1,716)
Decrease in accrued interest receivable	88	732
Decrease in other assets	155	2,158
Net earnings on bank-owned life insurance	(437)	(457)
Decrease in official checks	(246)	(2,577)
Increase in accrued interest payable and other liabilities	421	450
Net cash provided by operating activities	7,251	6,078
Cash flows from investing activities:
Purchase of securities	(135,714)	(89,084)
Principal repayments, maturities and calls of securities	7,313	5,177
Proceeds from sale of securities	122,895	120,200
Net increase in loans	(90,054)	(68,188)
Net purchase of premises and equipment, net	(398)	(72)
Redemption (purchase) of Federal Home Loan Bank stock	177	(252)
Decrease (increase) in interest-bearing time deposits	3,477	(6,252)
Proceeds from sale of foreclosed real estate	316	176
Net cash used in investing activities	(91,988)	(38,295)
Cash flows from financing activities:
Net increase (decrease) in deposits	102,233	(11,385)
(Decrease) increase in federal funds purchased	(512)	512
Proceeds from sale of Class B preferred stock	-	18
Proceeds from sale of common stock	-	224
Repurchase of Class B preferred stock	(1,500)	-
Dividends paid	(703)	(205)
(Decrease) increase in Federal Home Loan Bank advances	(4,000)	9,000
Net cash provided by (used in) financing activities	95,518	(1,836)
Net increase (decrease) in cash and cash equivalents	10,781	(34,053)
Cash and cash equivalents at beginning of year	7,909	41,962
Cash and cash equivalents at end of year	$18,690	7,909

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Year Ended December 31,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid (received) during the year for:
Interest	$3,698	4,889
Income taxes	$1,338	(1,470)
Noncash transactions:
Accumulated other comprehensive loss:
Net change in unrealized (loss) gain on securities available for sale, net of income taxes	$(713)	7,564
Amortization of unrealized losses on securities transferred to held to maturity, net of income taxes	$28	27
Net change in unrealized loss on derivative instrument, net of income taxes	$(82)	(252)
Transfer of loans to loans held for sale	$-	275
Transfer of loans to foreclosed real estate	$-	150

See Accompanying Notes to Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

At December 31, 2015 and 2014 and for the Years Then Ended

(1)  Summary of Significant Accounting Policies

General.  Gateway Financial Holdings of Florida, Inc. (the "Holding Company") owns 100% of the outstanding common stock of Gateway Bank of Florida ("GBFL"), Gateway Bank of Central Florida ("GBCFL") and Gateway Bank of Southwest Florida ("GBSWFL") (collectively, the "Banks"), and Gateway Asset Holdings ("GAH") (collectively the "Company"). The Holding Company's only business activities are the operation of the Banks and GAH.  The Banks are state (Florida) chartered commercial banks.  The deposits of the Banks are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC").

GBFL offers a variety of community banking services to individual and corporate customers through its three banking offices located in Daytona Beach, Port Orange and Ormond Beach, Florida.

GBCFL offers a variety of community banking services to individual and corporate customers through its three banking offices located in Ocala, Alachua and Gainesville, Florida.

GBSWFL offers a variety of community banking services to individual and corporate customers through its three banking offices located in Sarasota and Bradenton, Florida.

GAH is a nonbank subsidiary formed to hold foreclosed real estate and other assets of the Holding Company and the Banks.

Management has evaluated all significant events occurring subsequent to the balance sheet date through April 28, 2016, which is the date the consolidated financial statements were available to be issued, determining no events require additional disclosure in the consolidated financial statements.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Holding Company, the Banks and GAH.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The following is a description of the significant accounting policies and practices followed by the Company, which conform to accounting principles generally accepted in the United States of America ("GAAP") and prevailing practices within the banking industry.

Use of Estimates.  In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and valuation of deferred income taxes.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Cash and Cash Equivalents.  For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits, all of which have original maturities of less than ninety days.

Banks are required to maintain cash reserves in the form of vault cash, in a noninterest-earning account with the Federal Reserve Bank or in noninterest-earning accounts with other qualified banks.  This requirement is based on the amount of the Bank's transaction deposit accounts.  The reserve requirements at December 31, 2015 and 2014 were $2,691,000 and $1,898,000, respectively.

Securities.  Securities may be classified as either trading, held-to-maturity or available-for-sale. Trading securities are held principally for resale and recorded at their fair values.  Unrealized gains and losses on trading securities are included immediately in earnings.  Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost.  Available-for-sale securities consist of securities not classified as trading securities nor as held‑to‑maturity securities.  Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from earnings and reported in comprehensive income.  Gains and losses on the sale of available‑for‑sale securities are recorded on the trade date and are determined using the specific‑identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity.

Management evaluates securities for other than-temporary impairment on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluation.  Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in operations as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale. The Company originates and sells residential mortgage loans in the secondary market. Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate, determined by outstanding commitments from investors or current investors yield requirements.  There were no loans held for sale at December 31, 2015 and 2014.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Loans.  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay‑off are reported at their outstanding principal adjusted for any charge‑offs, the allowance for loan losses, and any deferred fees or costs.

Loan origination fees are deferred and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection.  In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Past due status is based on contractual terms of the loans.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses.  The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company's accounting policies or methodology during the years ended December 31, 2015 or 2014.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components.  The specific component relates to loans that are considered impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued.  The general component covers all other loans and is based on industry historical loss experience adjusted for qualitative factors. The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding rolling eighteen months. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include any deterioration of property values, changes in consumer and business spending as a result of unemployment and changes in credit availability and the economy. The historical experience is adjusted for numerous qualitative factors including, changes in lending's policies and procedures, changes in national and local economic conditions, local construction trends, trend analysis of Bank charge-offs, changes in nature and volume of portfolio, changes in lending management experience, changes in the trends of the volume of problem loans, changes in the quality of loan review system, existence and effects of concentration of credit, and lastly competition and regulatory changes.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impairment is measured on a loan by loan basis for all loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

Premises and Equipment.  Land and improvements are stated at cost.  Premises and equipment are stated at cost, less accumulated depreciation and amortization.  Interest costs are capitalized in connection with the construction of new banking offices.  Depreciation and amortization expense are computed using the straight-line method basis over the shorter of the lease term or estimated useful life of each type of asset.

Foreclosed Real Estate.  Assets acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the fair value less estimated selling costs at the date of foreclosure establishing a new cost basis.  After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the new cost basis or fair value less estimated selling costs.  Revenue and expenses from operations are included in the consolidated statements of earnings.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Transfer of Financial Assets.  Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.  A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Income Taxes.  There are two components of income taxes: current and deferred.  Current income taxes reflect taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.  Deferred income taxes result from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not that the tax position will be realized or sustained upon examination including resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management's judgment. As of December 31, 2015, management is not aware of any uncertain tax positions that would have a material effect on the Company's consolidated financial statements.

The Company recognizes interest and penalties on income taxes, if any, as a component of income tax expense.

The Holding Company, the Banks and GAH file consolidated income tax returns.  Income taxes are allocated proportionately to the Holding Company, the Banks and GAH as though separate income tax returns were filed.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Time Deposits. For asset liability management and treasury management purposes, the Company recorded certain time deposit liabilities using fair value accounting to minimize the effect of changes in equity capital resulting from changes to other comprehensive income caused by changes in interest rates.  At December 31, 2015, no time deposits were accounted for at fair value.

Derivative Financial Instruments. At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company's intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability ("fair value hedge"), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow hedge"), or (3) an instrument with no hedging designation ("standalone derivative"). For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in earnings as fair values change. For a cash flow hedge, the gain or loss on the derivative is reported in accumulated other comprehensive income (loss) and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. For both types of hedges, changes in the fair value of derivatives that are not highly effective in hedging the changes in fair value or expected cash flows of the hedged item are recognized immediately in earnings. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as noninterest income.

Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest income or interest expense, based on the item being hedged. Net cash settlements on derivatives that do not qualify for hedge accounting are reported in noninterest income. Cash flows on hedges are classified in the consolidated statements of cash flows the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the consolidated balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, or treatment of the derivative as a hedge is no longer appropriate or intended.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Derivative Financial Instruments, Continued. When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as noninterest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were in accumulated other comprehensive loss are amortized into earnings over the same periods which the hedged transactions will affect earnings.

Fair Value Measurements.  Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued. The following describes valuation methodologies used for assets measured at fair value:

Securities. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.  Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain U.S. Government mortgage-backed securities, municipal securities, corporate bonds and U.S. Government agencies.

Derivatives. The Company's derivative positions are valued using internally developed models that use readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Impaired Loans. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's management related to values of properties in the Company's market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

Foreclosed Real Estate.  Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's management related to values of properties in the Company's market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value.  Accordingly, the fair values estimates for foreclosed assets are classified as Level 3.

Time Deposits. To estimate the fair value of time deposits, cash flows are evaluated taking into consideration any derivative features in the time deposits and are then discounted using the appropriate market rates for the applicable maturity. As the inputs into the valuation are primarily based upon readily observable pricing information, such time deposits are classified within Level 2 of the valuation hierarchy. In certain cases where there is limited activity or less transparency around inputs to the valuation, these time deposits are classified within Level 3 of the valuation hierarchy.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Off‑Balance‑Sheet Financial Instruments.  In the ordinary course of business the Company has entered into off‑balance‑sheet financial instruments consisting of unused lines of credit and undisbursed loans in process, standby letters of credit and commitments to extend credit.  Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Interest-Bearing Time Deposits. The fair values of time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Securities. Fair values for securities are based on the framework for measuring fair value.

Loans.  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values.  Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.  Fair values for impaired loans are based on the framework for measuring fair value.

Federal Home Loan Bank Stock. The carrying value of Federal Home Loan Bank ("FHLB") stock approximates fair value.

Accrued Interest Receivable. Book value approximates fair value.

Deposits.  The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts).  Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Federal Funds Purchased. The carrying value of federal funds purchased approximates fair value.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Federal Home Loan Bank Advances. The fair value of the advances from the FHLB was estimated using a discounted cash flow analysis based on the Company's current incremental borrowing rate for similar types of borrowings.

Derivative Financial Instruments. Fair Values of derivative financial instruments are based on the framework of measuring fair value.

Off-Balance-Sheet Instruments.  Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Stock-Based Compensation Plans. The Company recognizes the fair value of stock-based compensation in salaries and employee benefits for officers and employees and in other expense for directors in the consolidated statements of earnings on a straight-line basis over the vesting term.

Advertising. The Company expenses all media advertising as incurred.

Comprehensive Income. GAAP requires that recognized revenue, expenses, gains and losses be included in earnings.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net earnings, are components of comprehensive income.

Accumulated other comprehensive loss consists of the following (in thousands):

	At December 31,
	2015	2014
Unrealized (loss) gain on securities available for sale	$(91)	1,053
Unamortized portion of unrealized loss related to securities available for sale transferred to securities held to maturity	(1,179)	(1,223)
Unrealized loss on fair value of derivative instrument	(657)	(525)
Gross unrealized amount	(1,927)	(695)
Income tax benefit	(726)	(261)
Net unrealized amount	$(1,201)	(434)

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)  Summary of Significant Accounting Policies, Continued

Recent Pronouncements. In January 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information.  The ASU requires equity investments to be measured at fair value with changes in fair values recognized in net earnings, simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment and eliminates the requirement to disclose fair values, the methods and significate assumptions used to estimate the fair value of financial instruments measured at amortized cost.  The ASU also clarifies that the Company should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale debt securities in combination with the Company's other deferred tax assets.  These amendments are effective for the Company beginning January 1, 2018.  The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

In February 2016, the FASB issued ASU 2016-2, Leases (Topic 842) which will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.  The new ASU will require both types of leases to be recognized on the balance sheet.  The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements.  The ASU is effective for fiscal years beginning after December 15, 2019 and for interim periods within fiscal years beginning after December 15, 2020.  The Company is in the process of determining the effect of the ASU on its consolidated balance sheets and statements of earnings. Early application will be permitted for all organizations.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)  Securities

Securities have been classified according to management's intention. The following is a summary of securities available for sale and held to maturity (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
At December 31, 2015:
Available for Sale:
U.S. Government agency mortgage-backed securities	$107,630	314	(1,060)	106,884
Municipal securities	63,753	1,003	(274)	64,482
Corporate bonds	3,036	-	(57)	2,979
U.S. Government agencies	8,483	22	(39)	8,466
	$182,902	1,339	(1,430)	182,811
Held to Maturity-
Municipal securities	$19,498	1,734	-	21,232
At December 31, 2014:
Available for Sale:
U.S. Treasury securities	28,892	20	(54)	28,858
U.S. Government agency mortgage-backed securities	26,170	233	(64)	26,339
Municipal securities	87,734	1,324	(1,022)	88,036
Corporate bonds	2,026	-	(36)	1,990
U.S. Government agencies	31,965	714	(62)	32,617
	$176,787	2,291	(1,238)	177,840
Held to Maturity-
Municipal securities	$19,441	1,493	-	20,934

Securities with a carrying value of $58,198,000 and $20,215,000 at December 31, 2015 and 2014, respectively, were pledged to secure Federal Home Loan Bank ("FHLB") advances, other borrowings, deposits and public funds.

The scheduled maturities of securities at December 31, 2015 are as follows (in thousands):

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due from one to five years	$2,795	2,777	5,837	6,167
Due from five to ten years	52,340	52,592	11,408	12,366
Due greater than ten years	20,137	20,558	2,253	2,699
U.S. Government agency mortgage-backed securities	107,630	106,884	-	-
	$182,902	182,811	19,498	21,232

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)  Securities, Continued

Securities sold are summarized as follows (in thousands):

	Year Ended December 31,
	2015	2014
Proceeds received from sales	$122,895	120,200
Gross gains	2,678	2,765
Gross losses	(474)	(1,049)
Net gains	$2,204	1,716

Securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
At December 31, 2015:
Securities Available for Sale:
U.S. Government agency mortgage-backed securities	$(1,036)	75,646	(24)	978
Municipal securities	(86)	12,756	(188)	7,120
Corporate bonds	(56)	1,945	(1)	1,034
U.S. Government agencies	(39)	1,000	-	-
	$(1,217)	91,347	(213)	9,132
At December 31, 2014:
Securities Available for Sale:
U.S. Treasury securities	(54)	16,938	-	-
U.S. Government agency mortgage-backed securities	(49)	11,660	(15)	1,869
Municipal securities	(24)	3,711	(998)	18,404
Corporate bonds	(36)	1,694	-	18,200
U.S. Government agencies	(62)	11,338	-	-
	$(225)	45,341	(1,013)	38,473

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)  Securities, Continued

At December 31, 2015, the unrealized losses on fifty-four investment securities available for sale were caused by interest rate changes. It is expected that the securities would not be settled at a price less than the par value of the investments.  Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(3)  Loans

The three loan portfolio segments and five portfolio classes are as follows (in thousands):

	At December 31,
	2015	2014
Nonresidential real estate:
Commercial real estate	$284,375	226,470
Construction and land	39,688	36,795
Commercial and industrial	55,098	49,269
Consumer:
Residential real estate	60,462	38,408
Home equity and other	36,031	35,520
Total loans	475,654	386,462

Deduct:
Allowance for loan losses	(5,774)	(6,348)
Net deferred loan costs	379	202
Loans, net	$470,259	380,316

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten based upon standards set forth in the policies approved by the Company's board of directors. The portfolio segments identified by the Company as follows:

Nonresidential Real Estate. Nonresidential real estate loans are typically divided into two classes: Commercial real estate, and Construction and Land. Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions and improvements to commercial properties. These loans are secured by first or second liens on office buildings, apartments, farms, retail and mixed-use properties, churches, warehouses and restaurants located within the market area. The Company's underwriting analysis includes credit verification, independent appraisals, a review of the borrower's financial condition, and a detailed analysis of the borrower's underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

Construction loans consist of loans to individuals for the construction of their primary residences and, to a limited extent, loans to builders and commercial borrowers. The Company's underwriting analysis includes credit verification, independent appraisals, a review of the borrower's financial condition, and a detailed analysis of the borrower's underlying cash flows. To the extent construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimated costs (including interest) of the project.

Commercial and Industrial. Commercial and industrial loans consist of loans to small- and medium-sized companies in the Company's market area. Commercial and industrial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company's commercial and industrial loans are secured loans, although a small amount is unsecured. The Company's underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial and industrial loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business.  The Company seeks to minimize these risks through its underwriting standards.

Consumer. Consumer loans are typically divided into two classes: residential real estate and home equity and other.  The Company originates adjustable-rate and fixed-rate, residential real estate loans for purchase or refinancing of a mortgage. The Company's underwriting analysis includes credit verification, independent appraisals, a review of the borrower's financial condition, and a detailed analysis of the borrower's underlying cash flows. The majority of these loans are collateralized by owner-occupied properties located in the Company's market area. Home equity loans and other loans consist of both variable- and fixed-rate mortgage liens secured by a borrower's primary residence. These loans are underwritten based on a borrower's past credit history, present and future cash flow projections and the overall ability to service household debt repayments based on prescribed debt to income ratios. The risk inherent with this type of lending is economic conditions affecting the borrower's future employment or their spouse's loss of job affecting their ability to continue servicing debt repayments.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

The Company grants the majority of its loans to borrowers throughout Volusia, Sarasota, Manatee, Alachua and Marion Counties, Florida ("Market Area").  Although the Company has a diversified loan portfolio, a significant portion of its borrowers' ability to honor their contracts is dependent upon the economy and real estate market in the Market Area.

An analysis of the change in the allowance for loan losses follows (in thousands):

	Nonresidential	Commercial
	Real	and
	Estate	Industrial	Consumer	Total
Year Ended December 31, 2015:
Beginning balance	$4,136	782	1,430	6,348
(Credit) provision for loan losses	467	(171)	(320)	(24)
Charge-offs	(510)	(98)	(2)	(610)
Recoveries	25	19	16	60
Ending balance	$4,118	532	1,124	5,774

Individually evaluated for impairment:
Recorded investment	$10,032	595	349	10,976
Balance in allowance for loan losses	$328	55	192	575
Collectively evaluated for impairment:
Recorded investment	$314,031	54,503	96,144	464,678
Balance in allowance for loan losses	$3,790	477	932	5,199

Year Ended December 31, 2014:
Beginning balance	4,381	695	1,430	6,506
(Credit) provision for loan losses	(256)	16	90	(150)
Charge-offs	(32)	(28)	(118)	(178)
Recoveries	43	99	28	170
Ending balance	$4,136	782	1,430	6,348

Individually evaluated for impairment:
Recorded investment	$11,137	556	307	12,000
Balance in allowance for loan losses	$321	160	117	598
Collectively evaluated for impairment:
Recorded investment	$252,128	48,713	73,621	374,462
Balance in allowance for loan losses	$3,815	622	1,313	5,750

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

The following summarizes the loan credit quality (in thousands):

					Home
	Commercial	Construction	Commercial	Residential	Equity
	Real	and	and	Real	and
	Estate	Land	Industrial	Estate	Other	Total
Credit Risk Profile by Internally Assigned Grade:
At December 31, 2015:
Grade:
Pass	$266,958	37,245	52,944	59,293	33,900	450,340
Watch/Special Mention	14,113	2,393	1,678	1,169	1,781	21,134
Substandard	3,304	50	476	-	350	4,180
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$284,375	39,688	55,098	60,462	36,031	475,654

At December 31, 2014:
Grade:
Pass	203,119	34,237	46,152	36,471	32,856	352,835
Watch/Special Mention	16,108	1,839	2,548	1,937	2,343	24,775
Substandard	7,243	719	471	-	321	8,754
Doubtful	-	-	98	-	-	98
Loss	-	-	-	-	-	-
Total	$226,470	36,795	49,269	38,408	35,520	386,462

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loans with an outstanding balance greater than $300,000 and nonhomogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on at least an annual basis. The Company uses the following definitions for risk ratings:

Pass – A Pass loan's primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

Watch/Special Mention – A Watch/Special Mention loan has potential weaknesses that deserve management's close attention.  If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company's credit position at some future date.  Watch/Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted.  This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
	30-59	60-89	90 Days or	Total
	Days	Days	Greater	Past		Nonaccrual	Total
	Past Due	Past Due	Past Due	Due	Current	Loans	Loans
At December 31, 2015:
Commercial real estate	$59	-	-	59	283,113	1,203	284,375
Construction and land	-	-	-	-	39,638	50	39,688
Commercial and industrial	-	148	-	148	54,950	-	55,098
Residential real estate	-	-	-	-	60,462	-	60,462
Home equity and other		49	-	49	35,633	349	36,031
Total	$59	197	-	256	473,796	1,602	475,654

At December 31, 2014:
Commercial real estate	666	793	-	1,459	223,538	1,473	226,470
Construction and land	-	-	-	-	36,680	115	36,795
Commercial and industrial	-	-	-	-	49,171	98	49,269
Residential real estate	-	-	-	-	38,408	-	38,408
Home equity and other	76	-	-	76	35,137	307	35,520
Total	$742	793	-	1,535	382,934	1,993	386,462

The following summarizes the amount of impaired loans (in thousands):

	With No Related
	Allowance Recorded		With an Allowance Recorded			Total
		Unpaid		Unpaid			Unpaid
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
At December 31, 2015:
Commercial real estate	$3,694	3,922	5,658	5,658	278	9,352	9,580	278
Construction and land	50	1,526	630	630	50	680	2,156	50
Commercial and industrial	236	236	359	359	55	595	595	55
Home equity and other	28	28	321	321	192	349	349	192
	$4,008	5,712	6,968	6,968	575	10,976	12,680	575

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)  Loans, Continued

	With No Related
	Allowance Recorded		With an Allowance Recorded			Total
		Unpaid		Unpaid			Unpaid
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
At December 31, 2014:
Commercial real estate	$3,235	3,434	7,133	7,133	248	10,368	10,567	248
Construction and land	115	1,793	654	654	73	769	2,447	73
Commercial and industrial	90	90	466	466	160	556	556	160
Home equity and other	61	61	246	246	117	307	307	117
	$3,501	5,378	8,499	8,499	598	12,000	13,877	598

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average	Interest	Interest
	Recorded	Income	Income
	Investment	Recognized	Received
Year Ended December 31, 2015:
Commercial real estate	$10,180	407	411
Construction and land	750	31	31
Commercial and industrial	528	23	23
Home equity and other	355	2	4
	$11,813	463	469
Year Ended December 31, 2014:
Commercial real estate	10,103	415	408
Construction and land	714	29	32
Commercial and industrial	631	26	28
Home equity and other	408	(1)	2
	$11,856	469	470

There were no troubled debt restructurings entered into during the years ended December 31, 2015 and 2014.

(4)  Foreclosed Real Estate

Foreclosed real estate expenses include the following (in thousands):

	Year Ended December 31,
	2015	2014
Net gain on sale of foreclosed real estate	$(27)	(26)
Write-down of foreclosed real estate	161	77
Operating expenses, net of rental income	30	(26)
	$164	25

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(5)  Premises and Equipment

A summary of premises and equipment follows (in thousands):

	At December 31,
	2015	2014
Land and improvements	$12,973	13,843
Building and improvements	12,413	12,058
Leasehold improvements	543	543
Furniture and equipment	4,522	4,235
Automobile	64	64
Fixed assets in process	257	-
Total, at cost	30,772	30,743
Less accumulated depreciation and amortization	(6,584)	(5,879)
Premises and equipment, net	$24,188	24,864

The Company leases certain facilities under operating leases.  The leases require the Company to pay certain insurance, maintenance, real estate taxes and other annual adjustments and contain renewal options.  The leases expire from 2017 through 2019.  Rent expense was $465,000 and $544,000 for the years ended December 31, 2015 and 2014, respectively.  Future minimal rental commitments under these leases are as follows (in thousands):

Year Ending	Minimum Annual
December 31,	Rental Payments
2016	$587
2017	584
2018	559
2019	476
$2,206

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)  Deposits

The aggregate amount of time deposits with a minimum denomination of $100,000, was $84,552,000 and $119,953,000 at December 31, 2015 and 2014, respectively.

A schedule of maturities of time deposit follows (in thousands):

Year Ending
December 31,	Amount
2016	$61,695
2017	45,173
2018	27,582
2019	10,930
2020	16,416
Thereafter	15,413
$177,209

(7)  Federal Home Loan Bank Advances

The maturity and interest rate of FHLB advances are as follows ($ in thousands):

Maturity	Fixed or		Amount
Year Ending	Variable	Interest	At December 31,
December 31,	Rate	Rate	2015	2014
2015	Fixed (b)	0.22%	$-	2,000
2015	Fixed (b)	0.23%	-	2,000
2015	Fixed (b)	0.17%	-	7,000
2015	Fixed (b)	0.20%	-	4,000
2015	Fixed (b)	0.26%	-	2,000
2016	Fixed (b)	0.26%	4,000	-
2016	Fixed (b)	0.30%	2,000	-
2016	Fixed (b)	0.33%	2,000	-
2016	Fixed (b)	0.44%	2,000	-
2016	Fixed (b)	0.42%	1,000	-
2016	Fixed (b)	0.38%	1,000	-
2016	Fixed (b)	0.35%	1,000	-
2016	Fixed (a)	1.88%	2,500	2,500
2016	Fixed (a)	0.77%	8,000	8,000
2016	Fixed (a)	1.78%	2,000	2,000
2018	Fixed (c)	3.09%	5,000	5,000
			$30,500	34,500

(a)	Fixed-rate hybrid advance. The Company has the option to prepay, but with penalty.
(b)	Fixed-rate advance with no options to call by FHLB. The Company has the option to prepay, but with penalty.
(c)	Convertible advances. FHLB has the option to call every quarter. The Company has the option to prepay, but with penalty.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(7)  Federal Home Loan Bank Advances, Continued

At December 31, 2015 and 2014, a blanket floating lien on commercial real estate, multifamily, residential real estate and certain home equity loans and securities available for sale of $9.2 million were pledged as collateral for FHLB advances. At December 31, 2015, the Company had $111.2 million in available credit at the FHLB.

(8)  Income Taxes

Income taxes (benefit) consisted of the following (in thousands):

	Year Ended December 31,
	2015	2014
Current:
Federal	$1,013	(100)
State	324	128
Total current	1,337	28
Deferred:
Federal	(185)	(224)
State	(32)	86
Total deferred	(217)	(138)
Income taxes (benefit)	$1,120	(110)

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows ($ in thousands):

	Year Ended December 31,
	2015		2014
		% of		% of
		Pretax		Pretax
	Amount	Earnings	Amount	Earnings
Income taxes at statutory rate	$1,950	34.0%	$1,452	34.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	192	3.3	141	3.3
Tax exempt income, net of disallowed interest expense	(894)	(15.6)	(1,746)	(40.9)
Other	(128)	(2.2)	43	1.0
Income taxes (benefit)	$1,120	19.5%	$(110)	(2.6)%

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(8)  Income Taxes, Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

	At December 31,
	2015	2014
Deferred tax assets:
Allowance for loan losses	$2,173	2,389
Organizational and preopening costs	452	524
Stock-based compensation	291	272
Deferred compensation	375	281
Net operating loss carryforwards	1,503	2,665
Foreclosed property expenses	1,078	1,137
Alternative minimum tax credits	1,355	268
Unrealized losses on securities transferred to
held to maturity	444	460
Unrealized losses on securities available for sale	35	-
Unrealized loss on derivative instrument	247	197
Other	135	204
Deferred tax assets	8,088	8,397
Deferred tax liabilities:
Premises and equipment	(421)	(427)
Unrealized gains on securities available for sale	-	(396)
Fair value on financial liabilities	-	(775)
Deferred loan costs	(518)	(332)
Deferred tax liabilities	(939)	(1,930)
Net deferred tax asset	$7,149	6,467

At December 31, 2015 the Company had approximately $4.4 million of Federal net operating loss carryforwards available to offset future Federal taxable income. These carryforwards will begin to expire in 2033.

The Company files U.S. and Florida income tax returns.  With few exceptions, the Company is no longer subject to U.S. Federal or state and local income tax examinations by taxing authorities for years before 2012.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(9) Off-Balance-Sheet Financial Instruments

The Company is a party to financial instruments with off‑balance‑sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments are unused lines of credit and undisbursed loans in process, standby letters of credit and commitments to extend credit and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unused lines of credit and undisbursed loans in process is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making commitments as it does for on‑balance‑sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit worthiness on a case‑by‑case basis.  The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty.

Standby letters-of-credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party and to support private borrowings arrangements. Essentially all letters of credit issued have expiration dates within one year.  The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending credit. The Company may hold collateral supporting those commitments.

Commitments to extend credit, unused lines of credit and undisbursed loans in process and standby letters of credit typically result in loans with a market interest rate when funded.

A summary of the amounts of the Company's financial instruments with off-balance-sheet risk at December 31, 2015 follows (in thousands):

Contract
Amount
Unused lines of credit and undisbursed loans in process	$47,526
Standby letters of credit	$883
Commitments to extend credit	$22,067

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10)  Derivative Financial Instruments

Interest-Rate Risk Management-Expected Cash Flow Hedging Instruments.  The information pertaining to outstanding interest-rate cap agreement used to hedge various interest rate exposures of expected Federal Home Loan Bank advances is as follows ($ in thousands):

	At December 31,
	2015	2014
Notional amount	$10,000	10,000
Cap rate	4.07%	4.07%
Maturity in years	7.7	8.7
Current balance	$128	260
Unrealized loss relating to interest-rate cap	$(657)	(525)

The agreement provides for the Company to receive payments equal to the difference between three month LIBOR and the cap rate (if positive) starting September 6, 2016 and ending September 6, 2023.

The information pertaining to outstanding fair value hedging instruments is as follows ($ in thousands):

	At December 31,
	2015	2014
Notional amount-interest rate swaps	$1,293	1,335
Weighted-average pay rate-interest rate swaps	5.68%	5.68%
Weighted-average receive rate-interest rate swaps	3.21%	3.16%
Weighted-average maturity in years-interest rate swaps	8.3 years	9.3 years
Net interest paid during year	$32	25
Net realized fair value adjustments on hedged loans	$64	48
Net realized fair value adjustments on fair value hedges/swap	$(77)	(51)

The agreement provides for the Company to receive payments at a variable-rate determined by a specified index (one month LIBOR) in exchange for making payments at a fixed-rate.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(11)  Fair Value of Financial Instruments

The estimated fair values of the Company's financial instruments are as follows (in thousands):

	At December 31,
	2015		2014
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$18,690	18,690	7,909	7,909
Interest-bearing time deposits	29,995	30,392	33,472	34,273
Securities available for sale	182,811	182,811	177,840	177,840
Securities held to maturity	19,498	21,233	19,441	20,934
Loans	470,259	472,922	380,316	382,452
Federal Home Loan Bank stock	1,970	1,970	2,147	2,147
Accrued interest receivable	2,604	2,604	2,692	2,692
Derivative assets	128	128	260	260
Financial liabilities:
Deposits	661,804	649,957	557,510	551,898
Federal funds purchased	-	-	512	512
Federal Home Loan Bank advances	30,500	30,693	34,500	34,835
Derivative liabilities	77	77	51	51

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(12)  Fair Value Measurements

Assets and liabilities measured at fair value on a recurring basis are summarized below (in thousands):

		Fair Value Measurements at Reporting Date Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
As of December 31, 2015:
Assets:
Available for Sale:
U.S. Government agency mortgage-backed securities	$106,884	-	106,884	-
Municipal securities	64,482	-	64,482	-
Corporate bonds	2,979	-	2,979	-
U.S. Government agencies	8,466	-	8,466	-
	$182,811	-	182,811	-
Derivative assets	$128	-	128	-

Liabilities-
Derivative liabilities	$77	-	77	-

As of December 31, 2014:
Assets:
Available for Sale:
U.S. Treasury securities	28,858	-	28,858	-
U.S. Government agency mortgage-backed securities	26,339	-	26,339	-
Municipal securities	88,036	-	88,036	-
Corporate bonds	1,990	-	1,990	-
U.S. Government agencies	32,617	-	32,617	-
	$177,840	-	177,840	-
Derivative assets	$260	-	260	-

Liabilities:
Time deposits	$38,677	-	37,313	1,364
Derivative liabilities	$51	-	51	-

During the years ended December 31, 2015 and 2014, no asset or liabilities were transferred in or out of Level 1, Level 2 or Level 3.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(12)  Fair Value Measurements, Continued

For asset liability management and treasury management purposes, the Company records certain time deposit liabilities using fair value accounting to minimize the effect of changes in equity capital, resulting from changes in other comprehensive (loss) income, caused by changes in interest rates and the associated impact on unrealized gain (loss) on securities designated as available for sale.  During the first quarter of 2015, the Company called all of the remaining time deposits accounted for at fair value.

The table below presents a reconciliation for certain time deposits measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2014 (in thousands):

Balance at beginning of year	$1,827
Total losses (realized/unrealized)-Included in earnings	(33)
Called	(430)
Balance at end of year	$1,364

During the years ended December 31, 2015 and 2014, the Company recorded realized and unrealized losses of $31,000 and $33,000, respectively, in earnings due to changes in fair value of certain time deposits for Level 3 liabilities.  During 2015 and 2014, $17,000 and $10,000, respectively, in losses were realized in cash.

Assets measured at fair value on a nonrecurring basis are summarized below (in thousands):

						Losses
	At Year End					Recorded
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Year
December 31, 2015:
Commercial real estate	$4,593	-	-	4,593	620	56
Construction and land	50	-	-	50	1,476	-
Commercial and industrial	236	-	-	236	-	-
Home equity and other	157	-	-	157	122	(1)
Total	$5,036	-	-	5,036	2,218	55
Foreclosed real estate	$881	-	-	881	2,450	161

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(12)  Fair Value Measurements, Continued

						Losses
	At Year End					Recorded
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Year
December 31, 2014:
Commercial real estate	$4,281	-	-	4,281	376	29
Construction and land	115	-	-	115	1,678	-
Home equity and other	129	-	-	129	117	117
Total	$4,525	-	-	4,525	2,171	146
Foreclosed real estate	$1,331	-	-	1,331	2,457	77

Total losses represent charge-offs and specific reserves over the life of the assets.  Losses recorded during the years ended December 31, 2015 and 2014 represent losses charged to earnings in those years.

(13)  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off‑balance‑sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank became subject to the new Basel III capital level threshold requirements under the Prompt Corrective Action regulations with full compliance with all of the final rule's requirements phased in over a multi-year schedule. These new regulations, which include a new Common equity Tier 1 ratio and an increase to the minimum ratio for Tier 1 capital, were designed to ensure that banks maintain strong capital positions even in the event of severe economic downturns or unforeseen losses.

Changes that could affect the Bank going forward include additional constraints on the inclusion of deferred tax assets in regulatory capital and increased risk weightings for nonperforming loans and acquisition/development loans in regulatory capital. Under the new regulations in the first quarter of 2015, the Bank elected an irreversible one-time opt-out to exclude accumulated other comprehensive loss from regulatory capital.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13)  Regulatory Matters, Continued

Quantitative measures established by regulation to ensure capital adequacy require the Bank and to maintain minimum amounts and percentages (set forth in the table below) of Common equity Tier 1 capital, Tier I capital and Total capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2015, that the Bank meets all capital adequacy requirements to which they are subject ($ in thousands):

					Minimum
					To Be Well-
					Capitalized Under
			For Capital Adequacy		Prompt Corrective
	Actual		Purposes:		Action Provisions:
	Amount	%	Amount	%	Amount	%
As of December 31, 2015:
Common equity tier 1 capital ratio:
Holding Company (consolidated)	$74,342	13.83%	$24,190	4.50%	N/A	N/A
GBFL	27,316	18.69	6,578	4.50	$9,502	6.50%
GBCFL	21,603	11.21	8,674	4.50	12,530	6.50
GBSWFL	24,204	11.95	9,114	4.50	13,164	6.50
Tier I Capital to Risk-Weighted Assets:
Holding Company (consolidated)	74,342	13.83	32,253	6.00	N/A	N/A
GBFL	27,316	18.69	8,771	6.00	11,694	8.00
GBCFL	21,603	11.21	11,566	6.00	15,421	8.00
GBSWFL	24,204	11.95	12,152	6.00	16,202	8.00
Total Capital to Risk-Weighted Assets:
Holding Company (consolidated)	80,116	14.90	43,004	8.00	N/A	N/A
GBFL	29,144	19.94	11,694	8.00	14,618	10.00
GBCFL	23,724	12.31	15,421	8.00	19,276	10.00
GBSWFL	25,919	12.80	16,202	8.00	20,253	10.00
Tier I Capital to Total Assets:
Holding Company (consolidated)	74,342	9.74	30,518	4.00	N/A	N/A
GBFL	27,316	11.71	9,328	4.00	11,660	5.00
GBCFL	21,603	8.53	10,134	4.00	12,667	5.00
GBSWFL	24,204	9.38	10,326	4.00	12,907	5.00

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13)  Regulatory Matters, Continued

					Minimum
					To Be Well-
					Capitalized Under
			For Capital Adequacy		Prompt Corrective
	Actual		Purposes:		Action Provisions:
	Amount	%	Amount	%	Amount	%
As of December 31, 2014:
Tier I Capital to Risk-Weighted Assets:
Holding Company (consolidated)	71,746	15.33	18,720	4.00	N/A	N/A
GBFL	25,415	19.52	5,208	4.00	7,812	6.00
GBCFL	19,949	12.15	6,568	4.00	9,851	6.00
GBSWFL	22,061	12.86	6,862	4.00	10,293	6.00
Total Capital to Risk-Weighted Assets:
Holding Company (consolidated)	$77,602	16.58%	$37,444	8.00%	N/A	N/A
GBFL	27,047	20.78	10,413	8.00	$13,016	10.00%
GBCFL	22,009	13.40	13,140	8.00	16,425	10.00
GBSWFL	23,745	13.85	13,716	8.00	17,144	10.00
Tier I Capital to Total Assets:
Holding Company (consolidated)	71,746	10.95	26,209	4.00	N/A	N/A
GBFL	25,415	9.71	10,470	4.00	13,087	5.00
GBCFL	19,949	10.15	7,862	4.00	9,827	5.00
GBSWFL	22,061	10.02	8,807	4.00	11,008	5.00

(14)  Stock Compensation Plans

Officers and Employee Plan.  The Company has established a stock option plan for officers and employees of the Company. Under the plan, the total number of options which may be granted to purchase common stock is 534,770.  At December 31, 2015, 25,160 options remain available for grant under the officers and employees' plan.  The officers and employees' options vest over six years with one third vesting in years four, five and six.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14)  Stock Compensation Plans, Continued

A summary of the activity in the Company's officers and employee stock option plan is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Options	Price	Term
Outstanding at December 31, 2013	490,051	$10.87
Granted	33,522	11.15
Forfeited	(21,721)	10.38
Outstanding at December 31, 2014	501,852	10.82
Granted	27,500	11.36
Forfeited	(19,742)	10.73
Outstanding at December 31, 2015	509,610	$10.85	5.69 years
Exercisable at December 31, 2015	341,470	$11.20	3.11 years

Directors Plan.  The Company has established a stock option plan for directors of the Company. Under the plan, the total number of options which may be granted to purchase common stock is 727,662.  At December 31, 2015, 9,025 options remain available for grant under the directors' plan.  The directors' options vest over four years with one fourth vesting in years one, two, three and four.

A summary of the activity in the Company's director stock option plan is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Options	Price	Term
Outstanding at December 31, 2013 and 2014	697,648	$10.63
Granted	20,989	11.36
Outstanding at December 31, 2015	718,637	$10.65	5.00 years
Exercisable at December 31, 2015	702,895	$10.64	4.68 years

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14)  Stock Compensation Plans, Continued

At December 31, 2015, there was $295,000 of total unrecognized compensation expense related to nonvested share-based compensation arrangements granted under all plans. The cost is expected to be recognized over a weighted-average period of 34.6 months. The total fair value of shares vesting and recognized as compensation expense during the years ended December 31, 2015 and 2014 was $114,000 and $98,000, respectively and the associated income tax benefit recognized was $19,000 and $7,000 for the years then ended.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model for all plans with the following assumptions:

	Year Ended December 31,
	2015	2014
Weighted-average risk-free interest rate	1.88%	2.04%
Expected dividend yield	-%	-%
Expected stock volatility	9.44%	13.48%
Expected weighted-average expected life in years	6.5	6.8
Per share weighted-average grant-date fair value of options issued during the year	$1.77	2.26

The Company used the guidance in Staff Accounting Bulletin No. 107 issued by the Securities and Exchange Commission to determine the estimated life of options issued.  Expected volatility is based on historical volatility of similar peer banks' common stock.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  The expected dividend yield assumption is based on the Company's expectation of dividend payments.

(15)  Related Party Transactions

In the ordinary course of business, the Banks have granted loans to, accepted deposits from, and entered into other transactions with its executive officers and directors and their affiliates.  These related-party transactions are summarized as follows (in thousands):

	Year Ended December 31,
	2015	2014
Loan balances at the beginning of the year	$21,982	16,431
New loans or advances	11,399	7,943
Principal repayments	(4,690)	(2,392)
Loan balances at the end of the year	$28,691	21,982
Deposits at end of year	$37,158	28,457

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(16)  Preferred Stock

The Company has issued two types of preferred stock, Class A and Class B, all being nonvoting stock.

Class A preferred stock holders are entitled to a preference in the unlikely event of liquidation, in the distribution of assets of the Company after the preference of Class B perpetual preferred stock. Upon a change in control all Class A preferred stock will automatically covert to shares of common stock.  Class A preferred stock holders receive preference in the distribution of dividends, but subject to the prior preference to the payment of dividends on the shares of Class B perpetual preferred stock.  The Company is not required to pay dividends on the Class A preferred stock.

Class B perpetual preferred stock, with respect to dividend rights and rights upon liquidation or dissolution of the Company, ranks senior to the common stock and the shares of Class A preferred stock.  Each $1,000 share of Class B perpetual preferred stock bears a noncumulative quarterly dividend of 5% per annum.  The dividend can be paid in the form of cash or additional shares of preferred stock.  The shares of preferred stock are not convertible into shares of common stock and are redeemable by the Company at its option at any time.  In the event of any voluntary or involuntary liquidation or dissolution of the Company, the holders of Class B perpetual preferred stock are entitled to liquidating distributions in the amount of $1,000 per share plus the amount of any declared and unpaid dividends before any payment or distribution is made to holders of common stock and Class A preferred stock.

(17)  Dividends

The Company is limited in the amount of dividends it may pay by the amount of dividends the Banks pay to the Holding Company.  The Banks are limited in the amount of cash dividends that may be paid by Florida law.  The amount of cash dividends that may be paid is based on the Banks' net earnings of the current year combined with the Banks' retained earning of the preceding two years, as defined by state banking regulations.  However, for any dividend declaration, the Banks must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions.  It is likely that these factors would further limit the amount of dividends which the Banks could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends.

(18)  Contingencies

The Company may be involved in litigation arising from transactions in the ordinary course of business. Management believes that the ultimate liability, if any, resulting from transactions in the ordinary course of business will not have a material effect on the consolidated financial condition and consolidated results of operations of the Company.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(19)  Earnings Per Share ("EPS")

Earnings per share has been computed on the basis of the weighted-average number of shares of common stock outstanding and the outstanding preferred Series A stock has been included based on the converted method. For the year ended December 31, 2014, 345,496 outstanding options were considered antidiluted due to the average market price being above the exercise price. Outstanding stock options are considered dilutive securities for purposes of calculating diluted EPS which was computed using the treasury stock method (dollars in thousands, except per share amounts):

	2015			2014
		Weighted-	Per		Weighted-	Per
		Average	Share		Average	Share
Year Ended December 31:	Earnings	Shares	Amount	Earnings	Shares	Amount
Basic EPS:
Net earnings applicable to common shareholders	$4,420	6,363,075	$0.69	$4,177	6,348,657	$0.66
Effect of dilutive securities-Incremental shares from assumed conversion of options		142,711			92,529
Diluted EPS:
Net earnings applicable to common shareholders	$4,420	6,505,786	$0.68	$4,177	6,441,186	$0.65

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(20)  Consolidating Financial Statements

The consolidating balance sheet as of December 31, 2015 and the consolidating statement of operations for the year ended December 31, 2015 are as follows (in thousands):

	Gateway			Gateway	Gateway
	Financial	Gateway	Gateway	Bank of	Bank of
	Holdings of	Asset	Bank of	Central	Southwest	Eliminations
Assets	Florida, Inc.	Holdings	Florida	Florida	Florida	Debit	Credit	Consolidated
Cash and cash equivalents	$592	37	3,919	7,954	10,523	-	4,335(a)	18,690
Interest-bearing time deposits	-	-	16,684	8,077	5,234	-	-	29,995
Securities held to maturity	-	-	-	-	19,498	-	-	19,498
Securities available for sale	-	-	92,060	51,794	38,957	-	-	182,811
Loans, net	-	-	116,063	177,023	177,173	-	-	470,259
Premises and equipment, net		-	7,108	9,380	7,700	-	-	24,188
Foreclosed real estate	-	428	259	194	-	-	-	881
Federal Home Loan Bank stock	-	-	842	924	204	-	-	1,970
Accrued interest receivable	-	-	888	826	890	-	-	2,604
Deferred income taxes	1,265	1,983	1,597	403	1,901	-	-	7,149
Bank-owned life insurance	-	-	5,665	4,380	4,986	-	-	15,031
Other assets	76,376	-	436	652	581	-	76,356(b)	1,689
Total assets	$78,233	2,448	245,521	261,607	267,647	-	80,691	774,765
Liabilities and Stockholder's Equity
Liabilities:
Deposits	-	-	204,217	220,595	241,327	4,335(a)	-	661,804
Federal Home Loan Bank advances	-	-	13,000	17,500	-	-	-	30,500
Official checks	-	-	312	85	668	-	-	1,065
Accrued interest payable and other liabilities	64	6	815	948	1,394	-	-	3,227
Total liabilities	64	6	218,344	239,128	243,389	4,335	-	696,596
Total stockholder's equity	78,169	2,442	27,177	22,479	24,258	76,356(b)	-	78,169
Total liabilities and stockholder's equity	$78,233	2,448	245,521	261,607	267,647	80,691	-	774,765

(a) Elimination of intercompany accounts.

(b) Elimination of investment in subsidiaries.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(20)  Consolidating Financial Statements, Continued

	Gateway			Gateway	Gateway
	Financial	Gateway	Gateway	Bank of	Bank of
	Holdings of	Asset	Bank of	Central	Southwest	Eliminations
	Florida, Inc.	Holdings	Florida	Florida	Florida	Debit	Credit	Consolidated
Interest income:
Loans	$5	-	5,308	7,352	7,244	-	-	19,909
Investment securities	-	-	1,757	1,018	2,084	-	-	4,859
Other	-	-	457	215	130	8(c)	-	794
Total interest income	5	-	7,522	8,585	9,458	8	-	25,562
Interest expense:
Deposits	-	-	1,176	566	1,291	-	2(c)	3,031
Other borrowings	-	-	14	322	6	-	6(c)	336
Total interest expense	-	-	1,190	888	1,297	-	8	3,367
Net interest income	5	-	6,332	7,697	8,161	8	8	22,195
(Credit) provision for loan losses	(1)	-	(100)	(50)	127	-	-	(24)
Net interest income after credit for loan losses	6	-	6,432	7,747	8,034	8	8	22,219
Noninterest income:
Service charges on deposit accounts		-	201	397	308	-	-	912
Mortgage banking fees	6	-	-	47	-	-	-	47
Gain (loss) on sale of securities available for sale	-	-	2,336	-	(132)	-	-	2,204
Gain on sale of loans	-	-	-	-	507	-	-	507
Loss on sale of premises and equipment	(369)	-	-	-	-	-	-	(369)
Unrealized and realized change in fair value of
time deposits	-	-	(2,061)	-	-	-	-	(2,061)
Unrealized change in fair value of loans	-	-	-	-	(10)	-	-	(10)
Other	-	-	74	97	547	-	-	718
Earnings of subsidiaries	5,226	-	-	-	-	5,226(d)	-	-
Total noninterest income	4,863	-	550	541	1,220	5,226	-	1,948
Noninterest expense:
Salaries and employee benefits	400	-	2,610	3,339	3,986	-	-	10,335
Occupancy and equipment	-	15	607	824	937	-	-	2,383
Data processing	45	-	371	546	442	-	-	1,404
Advertising	10	-	58	147	63	-	-	278
Professional fees	52	-	67	119	103	-	-	341
Stationary and supplies	23	-	46	66	57	-	-	192
Deposit insurance	-	-	152	148	134	-	-	434
Foreclosed real estate	-	115	8	41	-	-	-	164
Other	92	3	1,019	721	1,066	-	-	2,901
Total noninterest expense	622	133	4,938	5,951	6,788	-	-	18,432
Earnings before income taxes (benefit)	4,247	(133)	2,044	2,337	2,466	5,234	8	5,735
Income taxes cost (benefit)	(368)	(50)	460	617	461	-	-	1,120
Net earnings	$4,615	(83)	1,584	1,720	2,005	5,234	8	4,615

(c) Elimination of intercompany interest income and expense.

(d) Elimination of earnings of subsidiaries.